EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Sandy Pfaff 415-459-8800 sandy@pfaffpr.com

BANK OF MARIN BANCORP REACHES $1 BILLION IN DEPOSITS
REPORTS THIRD QUARTER EARNINGS OF $3.4 MILLION

NOVATO, CA, October 25, 2010 – Bank of Marin Bancorp (the “Bank”, NASDAQ: BMRC) announced 2010 third quarter earnings of $3.4 million, compared to $3.3 million in the second quarter of 2010.  Diluted earnings per share were $0.63 in both the second and third quarter of 2010.

Earnings for the nine-month period ended September 30, 2010 totaled $9.6 million, compared to $10.0 million for the same period a year ago.  Diluted earnings per share for the nine-month period ended September 30, 2010 totaled $1.82.

“We have reached an important milestone of $1 billion in deposits, while continuing our solid and consistent level of earnings.  This demonstrates the continued trust and confidence our customers have in Bank of Marin, as well as our application of conservative fundamentals, which has driven our success,” said Russell A. Colombo, President and CEO.  “We are well positioned to continue to expand our markets.”

The Bank also provided the following highlights on its operating and financial performance for the third quarter of 2010:

●	Deposits exceeded $1 billion, reflecting growth of $74.0 million, or 7.8%, over a year ago. Demand deposits grew 11.9% over a year ago and comprised 27.0% of the total deposits at September 30, 2010.

●
Credit quality remains solid with a low level of non-performing loans at 1.13% of loans, or $10.6 million, down from 1.15%, or $10.8 million, at June 30, 2010.  The allowance for loan losses as a percentage of loans totaled 1.28%, compared to 1.25% at June 30, 2010.

●
Total risk-based capital ratio for Bancorp grew to 12.9%, up from 12.8% at June 30, 2010 and 12.1% at September 30, 2009, and continues to be well above industry requirements for a well-capitalized institution. Total risk-based capital for Bancorp amounted to $134.4 million as of September 30, 2010.

●
Bank of Marin has been recognized as a 2010 Sm-All Star by Sander O’Neill, an independent investment banking firm. The Sm-All Stars consist of the 32 top performing small-cap banks and thrifts out of 503 in the nation that are publicly traded with a market cap of less than $2 billion.

 Loans and Credit Quality

Total loans grew to $938.1 million at September 30, 2010, representing an increase of $18.3 million, or 2.0%, over September 30, 2009 and remained relatively unchanged from June 30, 2010.  The growth in loans from a year ago primarily reflects an increase in commercial real estate loans, partially offset by a decrease in construction loans.  The opening of the Santa Rosa loan production office on October 14, 2010 is expected to position the Bank for additional growth, particularly in commercial and industrial loans.

“Our loan portfolio has been relatively resilient to the current economic environment,” said Christina J. Cook, Chief Financial Officer.  “Our credit quality remains solid, which is a testament to our conservative banking fundamentals, relationship banking, and the strength of the markets that we serve.”

Non-performing loans totaled $10.6 million, or 1.13% of Bancorp’s loan portfolio at September 30, 2010, compared  to $10.8 million, or 1.15% of Bancorp’s loan portfolio at June 30, 2010 and $6.0 million or 0.7% a year ago.  Accruing loans past due 30 to 89 days increased to $4.6 million at September 30, 2010 from $3.7 million at June 30, 2010, and $4.4 million a year ago.

In the third quarter of 2010, Bancorp’s loan loss provision totaled $1.4 million, up $50 thousand from the prior quarter and up $300 thousand from the same quarter a year ago.  The provision for loan losses totaled $4.3 million and $3.0 million in the first nine months of 2010 and 2009, respectively. The allowance for loan losses of $12.0 million totaled 1.28% of loans at September 30, 2010 compared to 1.25% and 1.21% at June 30, 2010 and September 30, 2009, respectively. The increase in the allowance for loan losses as a percentage of loans and the higher provision for loan losses reflects proactive management of the portfolio in the continuing difficult economy. Net charge-offs in the third quarter of 2010 increased to $1.2 million from $225 thousand in the prior quarter and $117 thousand in the same quarter a year ago, primarily reflecting the write-down of one impaired construction credit.

Deposits

Total deposits grew $74.0 million or 7.8% over a year ago to $1.0 billion.  The higher level reflected growth in most deposit categories.  The notable growth in demand deposits of $29.4 million, or 11.9%, reflects the Bank's focus on relationship banking.

“Our newest full service branch in Greenbrae has grown to $27.2 million in deposits after one year in operation, exceeding expectations,” said Mr. Colombo.  “According to the FDIC1 Deposit Market Share Report as of June 30, 2010, we  increased our market share to 9.9% in Marin County, strengthening our position as the top community bank in our core market.”

Earnings

Net interest income of $14.0 million in the quarter ended September 30, 2010 increased $629 thousand, or 4.7%, from the same period last year, and the year-to-date amount of $40.9 million increased $1.7 million, or 4.3% from the same period last year. The increases reflect growth in the interest-earning assets and a reduced cost of funds. The tax-equivalent net interest margin was 4.88% in the third quarter of 2010, compared to 5.18% in the third quarter of 2009 and 5.01% in the prior quarter.  The tax-equivalent net interest margin was 4.96% in the first nine months of 2010 compared to 5.16% in the comparable period in 2009.  Decreases in the tax-equivalent net interest margin were primarily due to lower yields on investment securities (as a result of increased prepayments and lower yields on recent purchases) and a shift in the relative composition of interest-earning assets from higher-yielding loans to lower-yielding cash held at the Federal Reserve Bank and other short-term investments.

Non-interest income in the third quarter of 2010 remained relatively unchanged from the same period last year. The 2010 year-to-date non-interest income of $4.2 million increased $320 thousand, or 8.3% from the same period last year due to higher Wealth Management and Trust Services fees and higher merchant interchange income.

Non-interest expense totaled $8.5 million in the third quarter of 2010, an increase of $731 thousand, or 9.4% from the same quarter a year ago, primarily due to higher personnel costs associated with branch expansion and higher professional costs associated with strategic expansion initiatives.  Non-interest expense totaled $25.3 million in the first nine months of 2010, up $1.4 million, or 5.8% from $23.9 million in the first nine months of 2009. This increase reflected higher personnel costs and occupancy costs associated with branch expansion, higher professional costs and higher data processing costs, partially offset by the absence of the 2009 FDIC2 special assessment.

About Bank of Marin Bancorp

Bank of Marin Bancorp's assets currently exceed $1 billion. Bank of Marin, as the sole subsidiary of Bank of Marin Bancorp, is the largest community bank in Marin County with fourteen branch offices in San Francisco, Marin and Sonoma counties and one loan production office in Santa Rosa. The Bank's Administrative offices are located in Novato, California. Bank of Marin offers business and personal banking, private banking and wealth management services, with a strong focus on supporting the local community. Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index, is recognized as a Top 200 Community Bank, ranked number 42 in the U.S. by US Banker Magazine, and has received the highest five star rating from Bauer Financial for more than ten years (www.bauerfinancial.com). Celebrating its 20th anniversary in 2010, Bank of Marin has been recognized as one of the "Best Places to Work in the Bay Area" and one of the "Top Corporate Philanthropists" by the San Francisco Business Times.

Forward Looking Statements

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp’s earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, the  economic downturn in the United States and abroad, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting Bancorp’s operations, pricing, products and services. These and other important factors are detailed in various securities law filings made periodically by Bancorp, copies of which are available from Bancorp without charge. Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

1 Federal Deposit Insurance Corporation.

BANK OF MARIN BANCORP
FINANCIAL HIGHLIGHTS
Year To Year Comparison
September 30, 2010

(dollars in thousands, except per share data;  unaudited)

THIRD QUARTER	QTD 2010	QTD 2009	CHANGE	% CHANGE

NET INCOME	$3,359	$3,601	$(242)	(6.7%)
DILUTED EARNINGS PER COMMON SHARE	$0.63	$0.68	$(0.05)	(7.4%)
RETURN ON AVERAGE ASSETS (ROA)	1.10%	1.29%	(0.19%)	(14.7%)
RETURN ON AVERAGE EQUITY (ROE)	11.32%	13.46%	(2.14%)	(15.9%)
EFFICIENCY RATIO	55.70%	53.02%	2.68%	5.1%
TAX-EQUIVALENT NET INTEREST MARGIN 2	4.88%	5.18%	(0.30%)	(5.8%)
NET CHARGE-OFFS	$1,150	$117	$1,033	882.9%
NET CHARGE-OFFS TO AVERAGE LOANS	0.12%	0.01%	0.11%	1100.0%

YEAR-TO-DATE	YTD 2010	YTD 2009	CHANGE	% CHANGE

NET INCOME	$9,644	$9,963	$(319)	(3.2%)
DILUTED EARNINGS PER COMMON SHARE 3	$1.82	$1.66	$0.16	9.6%
RETURN ON AVERAGE ASSETS (ROA)	1.10%	1.23%	(0.13%)	(10.6%)
RETURN ON AVERAGE EQUITY (ROE)	11.27%	11.89%	(0.62%)	(5.2%)
EFFICIENCY RATIO	56.25%	55.63%	0.62%	1.1%
TAX-EQUIVALENT NET INTEREST MARGIN 2	4.96%	5.16%	(0.20%)	(3.9%)
NET CHARGE-OFFS	$2,895	$1,817	$1,078	59.3%
NET CHARGE-OFFS TO AVERAGE LOANS	0.31%	0.20%	0.11%	55.0%

AT PERIOD END	September 30, 2010	September 30, 2009	CHANGE	% CHANGE

TOTAL ASSETS	$1,219,214	$1,126,529	$92,685	8.2%

LOANS:
COMMERCIAL	$152,188	$152,446	$(258)	(0.2%)
REAL ESTATE
COMMERCIAL OWNER-OCCUPIED	$144,931	$149,660	$(4,729)	(3.2%)
COMMERCIAL INVESTOR	$374,030	$326,159	$47,871	14.7%
CONSTRUCTION	$82,581	$112,419	$(29,838)	(26.5%)
HOME EQUITY	$89,052	$84,036	$5,016	6.0%
OTHER RESIDENTIAL	$67,914	$64,139	$3,775	5.9%
INSTALLMENT AND OTHER CONSUMER LOANS	$27,438	$30,985	$(3,547)	(11.4%)
TOTAL LOANS	$938,134	$919,844	$18,290	2.0%

NON-PERFORMING LOANS4:
CONSTRUCTION	$4,955	$0	$4,955	NM
COMMERCIAL REAL ESTATE	$3,388	$4,353	$(965)	(22.2%)
COMMERCIAL	$1,562	$1,346	$216	16.0%
INSTALLMENT AND OTHER CONSUMER	$404	$138	$266	192.8%
HOME EQUITY	$150	$212	$(62)	(29.2%)
RESIDENTIAL REAL ESTATE	$150	$0	$150	NM
TOTAL NON-PERFORMING LOANS	$10,609	$6,049	$4,560	75.4%

TOTAL ACCRUING LOANS 30-89 DAYS PAST DUE	$4,636	$4,418	$218	4.9%
LOAN LOSS RESERVE TO LOANS	1.28%	1.21%	0.07%	5.8%
LOAN LOSS RESERVE TO NON-PERFORMING LOANS	1.1	x	1.8	x	(0.7	)x	(38.9%)
NON-PERFORMING LOANS TO TOTAL LOANS	1.13%	0.66%	0.47%	71.2%
TEXAS RATIO 5	8.23%	5.16%	3.07%	59.5%
TOTAL DEPOSITS	$1,023,278	$949,291	$73,987	7.8%
LOAN TO DEPOSIT RATIO	91.7%	96.9%	(5.2%)	(5.4%)
STOCKHOLDERS' EQUITY	$118,614	$107,416	$11,198	10.4%
BOOK VALUE PER SHARE	$22.56	$20.55	$2.01	9.8%
TANGIBLE COMMON EQUITY TO ASSETS 6	9.73%	9.54%	0.19%	2.0%
TOTAL RISK BASED CAPITAL RATIO-BANK 7	12.5%	12.0%	0.50%	4.2%
TOTAL RISK BASED CAPITAL RATIO-BANCORP 7	12.9%	12.1%	0.80%	6.6%

2 Net interest income is annualized by dividing actual number of days in the period times 360 days.

3  The earnings per common share of $1.66 for the first nine months of 2009 were reduced by $0.25 as a result of Bancorp’s participation and withdrawal from the U.S. Department of the Treasury Capital Purchase Program (“TCPP”) and $0.06 related to an FDIC  special assessment.  In March 2009, Bancorp repurchased all 28,000 shares of preferred stock issued under the TCPP on December 5, 2008.  A total of $28.2 million was paid to the Treasury, including accrued dividends of $179 thousand. Warrants that were issued to the Treasury as part of the TCPP to purchase 154,242 shares of common stock at a per share exercise price of $27.23 remain outstanding.  As a result of the participation in the TCPP and the related repurchase, net income available to common stockholders for the first quarter of 2009 was reduced by $354 thousand in preferred stock dividends and $945 thousand in accelerated accretion on the preferred stock.

4 Excludes accruing troubled-debt restructured loans of $1.2 million and $377 thousand at September 30, 2010 and 2009, respectively.

5 (Non-performing assets + 90 day delinquent loans)/(tangible common equity + allowance for loan losses)

6 Tangible common equity includes common stock, retained earnings and unrealized gain on available for sale securities, net of tax.

7 Current period estimated.

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF CONDITION
at September 30, 2010, June 30, 2010 and September 30, 2009

(in thousands, except share data; unaudited)	September 30, 2010	June 30, 2010	September 30, 2009

Assets
Cash and due from banks	$73,546	$50,477	$63,589
Short-term investments and Federal funds sold	24,208	18,706	---
Cash and cash equivalents	97,754	69,183	63,589

Investment securities
Held to maturity, at amortized cost	29,809	30,324	30,163
Available for sale (at fair value; amortized cost $114,625, $108,004 and $79,850 at September 30, 2010, June 30, 2010, and September 30, 2009, respectively)	118,113	111,781	81,841
Total investment securities	147,922	142,105	112,004

Loans, net of allowance for loan losses of $12,023, $11,773 and $11,118 at September 30, 2010, June 30, 2010 and September 30, 2009, respectively	926,111	927,520	908,726
Bank premises and equipment, net	8,584	8,047	8,257
Interest receivable and other assets	38,843	38,681	33,953

Total assets	$1,219,214	$1,185,536	$1,126,529

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest bearing	$276,320	$257,643	$246,968
Interest bearing
Transaction accounts	99,367	98,375	89,355
Savings accounts	52,991	52,041	51,056
Money market accounts	392,381	382,277	403,703
CDARS® time accounts	70,661	81,463	55,535
Other time accounts	131,558	127,379	102,674
Total deposits	1,023,278	999,178	949,291

Federal Home Loan Bank borrowings	55,000	55,000	55,000
Subordinated debenture	5,000	5,000	5,000
Interest payable and other liabilities	17,322	10,390	9,822

Total liabilities	1,100,600	1,069,568	1,019,113

Stockholders' Equity
Preferred stock, no par value, $1,000 per share liquidation preference
Authorized - 5,000,000 shares; none issued	---	---	---
Common stock, no par value
Authorized - 15,000,000 shares
Issued and outstanding - 5,258,487 shares, 5,256,174 shares and 5,226,993 shares at September 30, 2010, June 30, 2010 and September 30, 2009, respectively	54,664	54,420	53,635
Retained earnings	61,927	59,357	52,626
Accumulated other comprehensive income, net	2,023	2,191	1,155

Total stockholders' equity	118,614	115,968	107,416

Total liabilities and stockholders' equity	$1,219,214	$1,185,536	$1,126,529

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF INCOME
for the three months ended September 30, 2010, June 30, 2010 and September 30, 2009

(in thousands, except per share amounts; unaudited)	September 30, 2010	June 30, 2010	September 30, 2009

Interest income
Interest and fees on loans	$14,296	$14,169	$13,860
Interest on investment securities
Securities of U.S. Government agencies	829	885	794
Obligations of state and political subdivisions	284	285	285
Corporate debt securities and other	144	138	176
Interest on Federal funds sold and short-term investments	48	28	1
Total interest income	15,601	15,505	15,116

Interest expense
Interest on interest-bearing transaction accounts	32	26	31
Interest on savings accounts	27	27	24
Interest on money market accounts	602	729	797
Interest on CDARS® time accounts	221	233	186
Interest on other time accounts	391	377	378
Interest on borrowed funds	363	356	364
Total interest expense	1,636	1,748	1,780

Net interest income	13,965	13,757	13,336
Provision for loan losses	1,400	1,350	1,100
Net interest income after provision for loan losses	12,565	12,407	12,236

Non-interest income
Service charges on deposit accounts	446	463	456
Wealth Management and Trust Services	364	368	350
Other income	497	674	525
Total non-interest income	1,307	1,505	1,331

Non-interest expense
Salaries and related benefits	4,665	4,561	4,286
Occupancy and equipment	880	914	950
Depreciation and amortization	335	360	335
FDIC insurance	388	375	307
Data processing	491	485	400
Professional services	550	454	366
Other expense	1,198	1,442	1,132
Total non-interest expense	8,507	8,591	7,776
Income before provision for income taxes	5,365	5,321	5,791

Provision for income taxes	2,006	1,983	2,190
Net income	$3,359	$3,338	$3,601

Net income per common share:
Basic	$0.64	$0.64	$0.69
Diluted	$0.63	$0.63	$0.68

Weighted average shares used to compute net income per common share:
Basic	5,241	5,234	5,205
Diluted	5,311	5,308	5,274

Dividends declared per common share	$0.15	$0.15	$0.14

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF INCOME
for the nine months ended September 30, 2010 and September 30, 2009

(in thousands, except per share amounts; unaudited)	September 30, 2010		September 30, 2009

Interest income
Interest and fees on loans		$42,146	$40,945
Interest on investment securities
Securities of U.S. Government agencies		2,442	2,471
Obligations of state and political subdivisions		855	818
Corporate debt securities and other		452	292
Interest on Federal funds sold and short-term investments		98	4
Total interest income		45,993	44,530

Interest expense
Interest on interest-bearing transaction accounts		81	86
Interest on savings accounts		79	69
Interest on money market accounts		2,128	2,359
Interest on CDARS® time accounts		663	550
Interest on other time accounts		1,122	1,188
Interest on borrowed funds		1,070	1,101
Total interest expense		5,143	5,353

Net interest income		40,850	39,177
Provision for loan losses		4,300	2,985
Net interest income after provision for loan losses		36,550	36,192

Non-interest income
Service charges on deposit accounts		1,355	1,323
Wealth Management and Trust Services		1,127	1,017
Other income		1,679	1,501
Total non-interest income		4,161	3,841

Non-interest expense
Salaries and related benefits		13,832	13,050
Occupancy and equipment		2,692	2,569
Depreciation and amortization		1,033	1,021
FDIC insurance		1,125	1,456
Data processing		1,422	1,173
Professional services		1,436	1,184
Other expense		3,780	3,480
Total non-interest expense		25,320	23,933
Income before provision for income taxes		15,391	16,100

Provision for income taxes		5,747	6,137
Net income		$9,644	$9,963

Preferred stock dividends and accretion	$	---	$(1,299)
Net income available to common stockholders		$9,644	$8,664

Net income per common share:
Basic		$1.84	$1.68
Diluted		$1.82	$1.66

Weighted average shares used to compute net income per common share:
Basic		5,231	5,172
Diluted		5,305	5,224

Dividends declared per common share		$0.45	$0.42

Average Statements of Condition and Analysis of Net Interest Income

	Three months ended September 30, 2010			Three months ended June 30, 2010			Three months ended September 30, 2009
(Dollars in thousands; unaudited)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance		Interest Income/ Expense		Yield/ Rate
Assets
Interest-bearing due from banks	$65,461	$48	0.29%	$27,077	$27	0.39%	$	---	$	---	$	---
Federal funds sold	---	---	---	4,380	1	0.09%		223		1		0.23%
Investment securities
U.S. Government agencies (1)	94,255	829	3.52%	96,255	885	3.68%		67,514		794		4.70%
Corporate CMOs and other (1)	12,333	144	4.67%	12,586	138	4.39%		9,403		176		7.49%
Obligations of state and political subdivisions (2)	30,068	431	5.73%	30,347	433	5.71%		30,558		433		5.67%
Loans and banker's acceptances (2) (3) (4)	935,116	14,374	6.01%	932,468	14,236	6.04%		916,177		13,924		5.95%
Total interest-earning assets (4)	1,137,233	15,826	5.45%	1,103,113	15,720	5.64%		1,023,875		15,328		5.86%
Cash and non-interest-bearing due from banks	34,464			31,192				51,316
Bank premises and equipment, net	8,524			7,994				8,193
Interest receivable and other assets, net	32,056			30,807				25,550
Total assets	$1,212,277			$1,173,106				$1,108,934
Liabilities and Stockholders' Equity
Interest-bearing transaction accounts	$102,982	$32	0.12%	$96,768	$26	0.11%		$90,448		$31		0.14%
Savings accounts	52,091	27	0.21%	50,954	27	0.21%		46,731		24		0.20%
Money market accounts	388,549	602	0.61%	386,755	729	0.76%		397,692		797		0.80%
CDARS® time accounts	78,318	221	1.12%	76,498	233	1.22%		54,923		186		1.34%
Other time accounts	130,276	391	1.19%	122,972	377	1.23%		100,157		378		1.50%
FHLB fixed-rate advances	55,000	323	2.33%	55,000	319	2.33%		55,000		323		2.33%
Subordinated debenture (4)	5,000	40	3.13%	5,000	37	2.93%		5,000		41		3.21%
Total interest-bearing liabilities	812,216	1,636	0.80%	793,947	1,748	0.88%		749,951		1,780		0.94%
Demand accounts	271,591			256,211				243,950
Interest payable and other liabilities	10,744			8,622				8,899
Stockholders' equity	117,726			114,326				106,134
Total liabilities & stockholders' equity	$1,212,277			$1,173,106				$1,108,934
Tax-equivalent net interest income/margin (4)		$14,190	4.88%		$13,972	5.01%				$13,548		5.18%
Reported net interest income/margin		$13,965	4.81%		$13,757	4.93%				$13,336		5.10%
Tax-equivalent net interest rate spread			4.65%			4.76%						4.92%

	Nine months ended September 30, 2010			Nine months ended September 30, 2009
(Dollars in thousands; unaudited)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance		Interest Income/ Expense		Yield/ Rate
Assets
Interest-bearing due from banks	$37,292	$96	0.34%	$	---	$	---	$	---
Federal funds sold	4,076	2	0.06%		2,342		4		0.23%
Investment securities
U.S. Government agencies (1)	90,507	2,442	3.60%		70,590		2,471		4.67%
Corporate CMOs and other (1)	13,017	452	4.63%		5,493		292		7.09%
Obligations of state and political subdivisions (2)	30,265	1,298	5.98%		28,880		1,243		5.74%
Loans and banker's acceptances (2) (3) (4)	928,807	42,358	5.49%		909,417		41,137		5.96%
Total interest-earning assets (4)	1,103,964	46,648	5.57%		1,016,722		45,147		5.86%
Cash and non-interest-bearing due from banks	33,648				32,637
Bank premises and equipment, net	8,167				8,119
Interest receivable and other assets, net	30,964				25,832
Total assets	$1,176,743				$1,083,310
Liabilities and Stockholders' Equity
Interest-bearing transaction accounts	$96,837	$81	0.11%		$89,789		$86		0.13%
Savings accounts	50,551	79	0.21%		45,451		69		0.20%
Money market accounts	394,084	2,128	0.72%		379,010		2,359		0.83%
CDARS® time accounts	71,762	663	1.24%		51,229		550		1.44%
Other time accounts	122,126	1,122	1.23%		95,879		1,188		1.66%
Overnight borrowings	---	---	---		14,268		29		0.26%
FHLB fixed-rate advances	55,000	958	2.33%		53,388		929		2.33%
Subordinated debenture (4)	5,000	112	2.95%		5,000		143		3.77%
Total interest-bearing liabilities	795,360	5,143	0.86%		734,014		5,353		0.98%
Demand accounts	257,736				227,587
Interest payable and other liabilities	9,208				9,720
Stockholders' equity	114,439				111,989
Total liabilities & stockholders' equity	$1,176,743				$1,083,310
Tax-equivalent net interest income/margin (4)		$41,505	4.96%				$39,794		5.16%
Reported net interest income/margin		$40,850	4.88%				$39,177		5.08%
Tax-equivalent net interest rate spread			4.71%						4.88%

(1) Yields on available-for-sale securities are calculated based on amortized cost balances rather than fair value, as changes in fair value are reflected as a component of stockholders' equity.
(2) Yields and interest income on tax-exempt securities and loans are presented on a taxable-equivalent basis using the Federal statutory rate of 35 percent.
(3) Average balances on loans outstanding include non-performing loans. The amortized portion of net loan origination fees is included in interest income on loans, representing an adjustment to the yield.

(4) Interest income/expense is divided by actual number of days in the period times 360 days to correspond to stated interest rate terms, where applicable.